EXHIBIT A
                                                              ---------


                             JOINT FILING AGREEMENT
                             ----------------------

      This will confirm the agreement by and among all the undersigned that the
Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock, par value $.01 per share, of NovaStar Financial, Inc. is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated: February 12, 1998

                               GENERAL ELECTRIC CAPITAL CORPORATION

                               By: /s/ Michael E. Pralle
                                  ------------------------------------
                                  Name: Michael E. Pralle
                                  Title: Vice President




                               GENERAL ELECTRIC CAPITAL SERVICES, INC.

                               By: /s/ Paul Licursi
                                  ------------------------------------
                                  Name: Paul Licursi
                                  Title: Attorney-in-Fact



                               GENERAL ELECTRIC COMPANY

                               By: /s/ Michael E. Pralle
                                  ------------------------------------
                                  Name: Michael E. Pralle
                                  Title: Attorney-in-Fact








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